                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 'SS' 240.14a-11(c) or 'SS' 240.14a-12

                                VITAL SIGNS, INC.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4. Proposed maximum aggregate value of transaction:

         5. Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

         2. Form, Schedule or Registration Statement No.:

         3. Filing Party:

         4. Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                               VITAL SIGNS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Tuesday, May 4, 2004 at 10:00 a.m. local time, to consider and act upon the following:

         1. The election of three directors as described in the attached proxy statement.

         2. To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 7, 2004 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                              By Order of the Board of Directors


                              Jay Sturm
                              Secretary

Totowa, New Jersey
April 9, 2004

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE MEETING IF YOU LATER DECIDE TO ATTEND IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Shareholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Tuesday, May 4, 2004 commencing at 10:00 a.m., local time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 9, 2004.

SHAREHOLDERS ENTITLED TO VOTE

    Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on April 7, 2004 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 12,812,253 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote and there is no right to cumulate votes in the election of directors.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

    A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR election of the Board's nominees to the Board of Directors.

    A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

    The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

PRINCIPAL SHAREHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 15, 2004 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of Terry D. Wall, the Company's principal shareholder and chief executive officer; (iii) each Named Executive Officer (as defined herein), director and nominee of the Company; and (iv) all directors, nominees and current executive officers of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned.

Shares covered by stock options are included in the table below only to the extent that such options may be exercised by May 15, 2004.

                        SHAREHOLDER                            NUMBER       PERCENT
                        -----------                            ------       -------
Terry D. Wall (1)(2)........................................  4,285,926      33.2%
Trusts for the benefit of the minor children of Terry D.
  Wall (Anthony J. Dimun, trustee) (1)(3)...................  2,420,327      18.9%
Anthony J. Dimun, individually and as trustee (1)(3)........  2,553,509      19.9%
C. Barry Wicker (4).........................................    326,265       2.5%
David J. Bershad (5)........................................    108,551         *
David H. MacCallum (6)......................................      2,500         *
Howard W. Donnelly (7)......................................      3,750         *
Richard L. Robbins (8)......................................      4,000         *
George A. Schapiro (9)......................................      3,750         *
Frederick S. Schiff (10)....................................     14,161         *
Mark Felix (11).............................................     11,000         *
Richard Gordon (12).........................................      6,250         *
Alex Chanin.................................................      1,662         *
Joseph J. Thomas............................................     --             *
All directors, nominees and current executive officers as a
  group (eleven persons) (13)...............................  4,756,815      36.3%

---------

  *  Represents less than one percent.

 (1) The business address of Mr. Wall and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512. The business address of Mr. Dimun is c/o Strategic Concepts, LLC, 46 Parsonage Hill Road, Short Hills, New Jersey 07078.

 (2) Includes 3,440,894 shares owned by Mr. Wall directly, 706,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 34,332 shares held in the Company's 401(k) plan on Mr. Wall's behalf and 103,952 shares covered by options exercisable by Mr. Wall. Excludes shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Mr. Wall and Carol Vance Wall. Mr. Wall and Carol Vance Wall have pledged 4,041,272 shares as collateral to a brokerage firm as security for a loan made to them. Based on the closing sale price of the Common Stock on January 1, 2004, the value of the shares held as collateral on this loan represented more than 700% of the outstanding balance on this loan as of January 1, 2004. Upon any default under this loan, the shares collateralizing such loan may be sold in the market. The number of shares so sold in the market may negatively impact the market price of the Common Stock. Depending upon the number of shares sold and the number of shares that could similarly be sold in connection with the loans described in the next footnote, such sales could result in a change in control of the Company.

 (3) As trustee of the trusts maintained for the benefit of the minor children of Terry D. Wall, Anthony J. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 700 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 79,700 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 20,644 shares owned by Mr. Dimun individually and 32,138 shares covered by options exercisable by Mr. Dimun. The trusts established for the Walls' children have pledged their shares as collateral to a financial institution to secure loans made to them. The Company has agreed to register such shares for resale, at the trusts' expense, in the event that such financial institution acquires such shares upon a default and thereafter desires to sell such shares. Based on the closing sale price of our common stock on January 1, 2004, the value of the shares held as collateral on these loans represented more than 400% of the outstanding balance on these

                                             (footnotes continued on next page)

(footnotes continued from previous page)

     loans as of January 1, 2004. Upon any default under these loans, the shares collateralizing such loans may be sold in the market. The number of shares so sold in the market may negatively impact the market price of the Common Stock. Depending upon the number of shares sold and the number of shares that could similarly be sold in connection with the loan described in the immediately preceding footnote, such sales could result in a change in control of the Company. Mr. Dimun resigned as a director of the Company in February 2004.

 (4) Includes 256,927 shares owned by Mr. Wicker directly, 13,454 shares held in the Company's 401(k) plan on Mr. Wicker's behalf, and 55,884 shares covered by options exercisable by Mr. Wicker. Excludes shares held in insurance trusts maintained for the benefit of Mr. Wicker's children, which shares may not be voted or disposed of by Mr. Wicker or his wife.

 (5) Includes 24,167 shares owned by Mr. Bershad directly, 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership, and 82,384 shares covered by options exercisable by Mr. Bershad.

 (6) These 2,500 shares are covered by options exercisable by Mr. MacCallum.

 (7) These 3,750 shares are covered by options exercisable by Mr. Donnelly.

 (8) These 4,000 shares are covered by options exercisable by Mr. Robbins.

 (9) These 3,750 shares are covered by options exercisable by Mr. Schapiro.

(10) Includes 1,661 shares owned by Mr. Schiff and 12,500 shares covered by options exercisable by Mr. Schiff.

(11) Includes 1,000 shares owned by Mr. Felix and 10,000 shares covered by options exercisable by Mr. Felix. Mr. Felix's employment with the Company ended on January 7, 2004.

(12) These 6,250 shares are covered by options exercisable by Mr. Gordon.

(13) Includes 276,532 shares covered by options exercisable by the Company's current executive officers, directors and nominees, and 47,786 shares held in the Company's 401(k) plan.

     Percent of class is based on 12,816,230 shares of Common Stock outstanding on March 15, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended September 30, 2003, except that Richard L. Robbins and Howard W. Donnelly (each of whom is a director of the Company) filed their initial reports of beneficial ownership late, Mr. Donnelly reported late an option grant that occurred on May 29, 2003, David MacCallum (a director of the Company) reported late an option grant that occurred on May 29, 2003, David
J. Bershad (a director of the Company) reported late an option exercise that occurred on April 25, 2003 and option grants that occurred on May 6, 1999, December 27, 2002 and August 29, 2003, and C. Barry Wicker (a director and officer of the Company) reported late option grants that occurred on February 2, 2000 and August 31, 2001. All of these late filings were inadvertent, and the filings were made promptly after the failures to file were noted.

INDEPENDENT BOARD MEMBERS

    The following members of the Board of Directors have been determined to be 'independent directors' pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' ('NASD') Marketplace rules: Mr. Bershad, Mr. Donnelly, Mr. MacCallum, Mr. Robbins and Mr. Schapiro.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    Unless a shareholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and qualified. If elected, the nominees will serve for three year terms. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election. Each of the nominees is currently a member of the Company's Board of Directors.

    Table I sets forth the names and ages (as of January 1, 2004) of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Vital Signs, the period during which each such person has served on the Company's Board of Directors, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

                                    TABLE I
                       NOMINEES FOR ELECTION AS DIRECTORS

                                   EXPIRATION
                         DIRECTOR   OF TERM
     NAME AND AGE         SINCE    IF ELECTED              BUSINESS EXPERIENCE(A)
     ------------         -----    ----------              ----------------------
David H. MacCallum, 65     2002       2007     Managing Partner of Outer Islands Capital
                                                 (private equity partnership) (April 2002 to
                                                 present); Managing Director-Global Head of
                                                 Health Care, Salomon Smith Barney (investment
                                                 banking firm) (1999 to November 2001);
                                                 Executive Vice President, Head of Healthcare,
                                                 ING Baring Furman Selz, LLC (investment
                                                 banking firm) (April 1998 to June 1999);
                                                 Managing Director for Life Sciences
                                                 Investment Banking, UBS Securities LLC
                                                 (investment banking firm) (1994 to
                                                 March 1998); Co-Head, Investment Banking,
                                                 Hambrecht & Quist LLC (investment banking
                                                 firm) (1983-1994).

Richard L. Robbins, 63     2003       2007     Senior Vice President, Financial Reporting of
                                                 Footstar, Inc.* (nationwide retailer of
                                                 footwear) (2003 to present); Partner, Robbins
                                                 Consulting LLP (financial, strategic and
                                                 management consulting firm) (July 2002 to
                                                 October 2003); Partner of Arthur Andersen LLC
                                                 (1978 to 2002).

George A. Schapiro, 57     2003       2007     General Management Consultant (1991 to
                                                 present); President/Chief Executive Officer
                                                 of Andros Incorporated (an original equipment
                                                 manufacturer of gas analysis subsystems for
                                                 medical and industrial instrumentation) (1976
                                                 to 1991).

---------

* On March 3, 2004, Footstar, Inc. announced that, in order to effect a financial and operational restructuring, it and substantially all of its subsidiaries filed voluntary petitions on March 2, 2004 with the U.S. Bankruptcy Court for the Southern District of New York for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

                                    TABLE II
                              CONTINUING DIRECTORS

                         DIRECTOR  EXPIRATION
     NAME AND AGE         SINCE     OF TERM                BUSINESS EXPERIENCE(A)
     ------------         -----     -------                ----------------------
David J. Bershad, 62       1991       2006     Member of the law firm of Milberg Weiss Bershad
                                                 Hynes & Lerach LLP.

Howard W. Donnelly, 42     2002       2006     President/Chief Executive Officer of Alphaport,
                                                 Inc. (a hemodialysis device company)
                                                 (October 2002 to present); President of
                                                 Level 1, Inc., a medical device manufacturer
                                                 and a wholly-owned subsidiary of Smith
                                                 Industries (March, 1999 to April, 2002); Vice
                                                 President of Business Planning and
                                                 Development, Pfizer Medical Technology Group
                                                 (a healthcare company) (1997 to 1999).

Joseph J. Thomas, 67       1992       2005     President of Thomas Medical Products, Inc. (a
                                                 subsidiary of the Company) ('TMP') (1990 to
                                                 present).

Terry D. Wall, 62          1972       2005     President and Chief Executive Officer of the
                                                 Company.

C. Barry Wicker, 63        1985       2005     Executive Vice President -- Sales of the
                                                 Company.

---------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun (a 5% or greater beneficial owner of the Company's Common Stock and a former director of the Company) invested together in Bionx Implants, Inc. and, until the merger of Bionx Implants, Inc. with an unrelated party in March 2003, served together as Board members of that company. Messrs. Wall and Bershad have invested together in OmniSonics Medical Technologies, Inc. (formerly Sonokinetics, Inc.) and Messrs. Wall and Donnelly had served as Board members of OmniSonics Medical Technologies, Inc. until November 2003. Messrs. Wall, Dimun, MacCallum, Bershad and Thomas are investors in X-Site Medical, LLC and serve as Board members of X-Site Medical, LLC. (See 'Certain Relationships and Related Transactions'). Omnisonics Medical Technologies, Inc. and X-Site Medical, LLC are private companies.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal years ended September 30, 2001, 2002 and 2003, the annual and long-term compensation of the Company's Chief Executive Officer and the other individuals who served as executive officers of the Company at the end of fiscal 2003 and received greater than $100,000 in salary and bonus during fiscal 2003 (the 'Named Executive Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION                -------------------------------
                                      --------------------------------------------   COMMON SHARES
                                                                        OTHER           SUBJECT
                                                                       ANNUAL         TO OPTIONS        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(A)   COMPENSATION(B)    GRANTED (#)    COMPENSATION(C)
    ---------------------------       ----    ------    --------   ---------------    -----------    ---------------
Terry D. Wall .....................   2003   $225,000   $10,735        $ 6,000              --           $4,279
  President and Chief Executive       2002    225,000    46,735          6,000              --            3,443
  Officer                             2001    225,000    31,035          6,000           7,758            4,902
Mark Felix (D) ....................   2003    175,000     8,077          6,000           2,000            2,211
  Executive Vice President, Global    2002     94,231     3,365          3,231          25,000              284
  Planning
Frederick Schiff (E) ..............   2003    207,885     7,962          5,500          53,324               68
  Executive Vice President and
  Chief Financial Officer
Joseph J. Thomas (F) ..............   2003    168,451   484,355         17,592          --                3,417
  President, Thomas Medical           2002    162,240   257,690         17,541          --                2,575
  Products                            2001    156,000   208,104             --          --                2,433
Barry Wicker ......................   2003    151,250     7,331          6,000          --                4,398
  Executive Vice President -- Sales   2002    151,250    31,530          6,000          --                2,882
                                      2001    151,250    20,993          6,000           9,638            3,554

---------

 (A) Reflects bonuses in the fiscal year earned, which may not correspond with the fiscal year paid. Bonuses earned in fiscal 2003 were awarded under the Company's Well-Pay Policy and in conjunction with the Company's performance incentive program. The Well-Pay Policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the Policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $400 are earned by employees having perfect attendance for one or more consecutive years.

 (B) Comprised entirely of monthly car allowances.

 (C) 'Compensation' reported under this column for the year ended September 30, 2003 includes: (i) contributions of $2,001, $2,039, $0, $3,417 and $2,996, respectively, for Messrs. Wall, Felix, Schiff, Thomas and Wicker respectively, to the Company's 401(k) Plan on behalf of the Named Executive Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Executive Officer to that Plan and (ii) premiums of $2,278, $172, $68, $0 and $1,402 respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Felix, Schiff, Thomas and Wicker, respectively.

 (D) Mr. Felix joined the Company in 2002. Mr. Felix's employment with the Company ended on January 7, 2004.

 (E) Mr. Schiff joined the Company in November 2002.

 (F) Effective October 1, 2001, Mr. Thomas and TMP entered into a three year employment agreement, pursuant to which Mr. Thomas was paid a base salary of $168,730 in fiscal 2003, increased annually by the same percentage increase as salaries generally increase for employees of the Company. For purposes of calculating the increase for fiscal 2003, that figure was 4%. Mr. Thomas is guaranteed an annual bonus of $212,450 during the term. He is also entitled to receive an additional bonus

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     based on TMP's performance. Mr. Thomas' wife is also an employee of TMP and TMP has entered into a similar agreement with her. Her base salary for fiscal 2003 was $77,561 and her guaranteed annual bonus is $77,757. On November 30, 2001, pursuant to unsecured promissory notes bearing interest at 5.5% per annum, the Company loaned Mr. Thomas the sum of $637,350 and loaned his wife $233,370. The notes are due on November 30, 2004. See 'Certain Relationships and Related Transactions.'

STOCK OPTIONS

    The following table contains information regarding the grant of stock options to the Named Executive Officers during the year ended September 30, 2003. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the 'SEC'), the following table sets forth the hypothetical gains or 'options spreads' that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                         NUMBER OF      % OF TOTAL
                         SECURITEIS    OPTIONS/SARS
                         UNDERLYING     GRANTED TO
                        OPTIONS/SARS   EMPLOYEES IN    EXERCISE OR     EXPIRATION
         NAME            GRANTED(#)    FISCAL YEAR      BASE PRICE        DATE
         ----            ----------    -----------      ----------        ----
Terry Wall............     $--            --              $--              --
Mark Felix............      2,000          0.69%           30.09       12/27/2012
Frederick Schiff......     50,000          17.3%           30.78       11/08/2012
Frederick Schiff......      3,324          1.15%           30.09       12/27/2012
Joseph Thomas.........     --             --              --               --
Barry Wicker..........     --             --              --               --

                                      POTENTIAL REALIZABLE VALUE
                                        AT ASSUMED ANNUAL RATES
                                      OF STOCK PRICE APPRECIATION
                                            FOR OPTION TERM
                        -------------------------------------------------------
         NAME                     5%($)                        10%($)
         ----                     -----                        ------
Terry Wall............         $     --                      $       --
Mark Felix............           37,847                          95,911
Frederick Schiff......          967,869                       2,452,770
Frederick Schiff......           62,902                         159,405
Joseph Thomas.........               --                              --
Barry Wicker..........               --                              --

    The following table provides data regarding the number and value of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Executive Officers at September 30, 2003. The closing sales price of the Company's Common Stock on September 30, 2003 was $29.07. None of the Named Executive Officers exercised stock options during fiscal 2003.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                        YEAR-END(#)                   YEAR-END($)
                                                ---------------------------   ---------------------------
                                                EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                -----------   -------------   -----------   -------------
Terry D. Wall.................................    103,952        --            $681,502       $ --
Mark Felix....................................      5,000        22,000          --             --
Frederick Schiff..............................     --            53,324          --             --
Joseph Thomas.................................     --            --              --             --
Barry Wicker..................................     55,884        --             373,627         --

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans existing as of September 30, 2003, consisting of the Company's 2002 Stock Incentive Plan, prior

Investment Plan, 1991 Director Stock Option Plan and 1990 Employee Stock Option Plan. No additional options will be granted under the 1991 Director Stock Option Plan or 1990 Employee Stock Option Plan, as these plans have expired. The prior Investment Plan expired in January 2004 and a new Investment Plan was approved by the shareholders at the last Annual Meeting (the 2003 Investment Plan).

                                            (a)
                                         NUMBER OF                                          (c)
                                       SECURITIES TO                               NUMBER OF SECURITIES
                                      BE ISSUED UPON              (b)             REMAINING AVAILABLE FOR
                                         EXERCISE           WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                      OF OUTSTANDING       EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                         OPTIONS,         OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
          PLAN CATEGORY             WARRANTS AND RIGHTS   WARRANTS AND RIGHTS    REFLECTED IN COLUMN (a))
          -------------             -------------------   -------------------    ------------------------
Equity Compensation Plans Approved
  by Shareholders.................        493,159                $24.65                  1,506,841
Equity Compensation Plans Not
  Approved by Shareholders........        144,700                $29.08                     --
                                         --------                                       ----------
    TOTAL.........................       $637,859                                       $1,506,841
                                         --------                                       ----------
                                         --------                                       ----------

ARRANGEMENTS WITH DIRECTORS

    Joseph Thomas became a director of the Company upon the Company's acquisition of TMP on September 30, 1992. Mr. Thomas continues to be employed by the Company as the President of TMP. For further information concerning
Mr. Thomas' employment agreement and for information concerning loans made by the Company to Mr. Thomas and his wife, see footnote (F) to the Summary Compensation Table.

    The Company's 2002 Stock Incentive Plan provides that each non-employee director will automatically receive options covering 4,000 shares of Common Stock (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the 2002 Stock Incentive Plan. One half of the automatic option grants made to non-employee directors under the 2002 Stock Incentive Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant. During fiscal 2003, Mr. MacCallum was granted options to purchase 5,000 shares at $25.52 per share, Mr. Robbins was granted options to purchase 3,000 shares at $29.00 per share and options to purchase 5,000 shares at $25.52 per share, Mr. Shapiro was granted options to purchase 2,500 shares at $29.00 per share and options to purchase 5,000 shares at $25.52 per share, Mr. Donnelly was granted options to purchase 2,500 shares at $29.00 per share and options to purchase 5,000 shares at $25.52 per share and Mr. Bershad was granted options to purchase 5,000 shares at $25.52 per share.

    Directors of the Company presently do not receive any cash fees for serving in such capacity.

SHAREHOLDER COMMUNICATION WITH THE BOARD

    The Company's Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Vital Signs' Secretary and should be sent to such individual at the Company's headquarters office, 20 Campus Road, Totowa, New Jersey 07512. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Secretary's receipt of such a communication, the Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

    Board members are encouraged, but not required by any specific Board policy, to attend the Company's annual meeting of shareholders. Mr. Wall and Mr. Wicker were the only directors who attended the 2003 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

    The Board of Directors of the Company held five meetings during the fiscal year ended September 30, 2003. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met six times during the year ended September 30, 2003. The Audit Committee presently consists of Messrs. Robbins, Donnelly, and Schapiro.

    The Board maintained a Stock Option Committee to administer the Company's stock option plans and the Vital Signs Investment Plan until August 4, 2003. The Stock Option Committee consisted of Messrs. Wall and Wicker and acted by unanimous consent during the Company's most recent fiscal year. On August 4, 2003, the Board established a Compensation Committee, comprised of Messrs. Bershad, Donnelly and MacCallum. The Compensation Committee assumed the functions of the Stock Option Committee and is also responsible for determining the compensation of the Company's chief executive officer and other executive officers. Due to Mr. Bershad's other business obligations and the significant time commitments they involve, Mr. Bershad stepped down from the Compensation Committee on February 3, 2004.

    Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

NOMINATING COMMITTEE MATTERS

    On February 3, 2004, the Board established a Nominating Committee, comprised of Messrs. Bershad, Donnelly, MacCallum, Robbins and Schapiro.

    Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee's charter is attached hereto as Appendix 1.

    Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be 'independent directors' pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

    Procedures for Considering Nominations Made by Shareholders. The Nominating Committee's charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

    Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

     must satisfy any legal requirements applicable to members of the Board;

     must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

     must have a reputation in the Company's industry for honesty and ethical conduct;

     must have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and

     must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

    Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee's charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

     a review of the information provided to the Nominating Committee by the proponent;

     a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

     a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

    Third Party Recommendations. In connection with the 2004 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company's Common Stock for at least one year.

AUDIT COMMITTEE MATTERS

    The following report of the Audit Committee is not to be deemed 'soliciting material' or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

    Audit Committee Charter. The Audit Committee has adopted a written charter which is filed as Appendix 2 to this Notice of Annual Meeting of Shareholders and Proxy Statement.

    Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. Each of the members of the Audit Committee, Messrs. Robbins, Donnelly and Schapiro, have been determined to be 'independent directors' pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' ('NASD') Marketplace Rules and under the SEC's Rule 10A-3.

    Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003:

        (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

        (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

        (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence;

        (4) the Audit Committee commenced and completed an independent investigation of accusations of accounting fraud and illegal activities raised by the Company's former chief financial officer;

        (5) the Audit Committee began the implementation of policies and procedures for the anonymous reporting of allegations of financial misconduct;

        (6) the Audit Committee has retained an independent accounting firm to provide internal audit services for the Company; and

        (7) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2003 Annual Report on Form 10-K.

    By: The Audit Committee of the Board of Directors
        Richard L. Robbins, Howard W. Donnelly, George A. Schapiro

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On August 4, 2003, the Board established a Compensation Committee, which was initially comprised of Messrs. Bershad, Donnelly and MacCallum. Due to Mr. Bershad's other business obligations and the significant time commitments they involve, Mr. Bershad stepped down from the Compensation Committee on February 3, 2004. None of these persons is an officer, employee or former officer of the Company. The Committee met two times during fiscal 2003 and did not recommend any changes in the compensation of the Named Executive Officers for fiscal 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Thomas Medical Products, Inc. ('TMP'), a subsidiary of the Company, provides product development and manufacturing services to X-Site Medical, LLC ('X-Site'), a company engaged in the development of specialized cardiovascular products. Thomas Medical Products' sales to X-Site were approximately $363,000 during the fiscal year ended September 30, 2003, for these services. Amounts due from X-Site are included in accounts receivable on the Company's consolidated balance sheet and amounted to approximately $199,000 at September 30, 2003. The Company believes that the rates charged to X-Site for such services are no less favorable to the Company than those charged to similarly situated unrelated parties. Mr. Wall (President, Chief Executive Officer and a director of the Company) and his family limited partnership own 37.6% of X-Site. Mr. Dimun (a 5% or greater beneficial owner of the Company's Common Stock), Mr. Bershad (a director of the Company), through an investment limited partnership, Mr. Thomas (a director of the Company) and Mr. MacCallum (a director of the Company) own 3.9%, 4.3%, 2.1% and less than 1% of X-Site, respectively.

REPORT OF THE COMPENSATION COMMITTEE

    The following report is not to be deemed 'soliciting material' or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

    Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Compensation Committee regarding compensation policies as they affect Mr. Wall and the other Named Executive Officers.

    The Compensation Committee views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

    During the past three completed fiscal years, Mr. Wall and Mr. Wicker did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Executive Officers are based upon prior experience, experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

    Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Compensation Committee believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

    The Compensation Committee believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Committee's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

    By: The Compensation Committee of the Board of Directors

        David H. MacCallum
        Howard W. Donnelly

SHAREHOLDER RETURN COMPARISON

    Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis against the cumulative total returns of the Nasdaq Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 136 publicly traded medical instrument and device companies) ('MG Group Index') for the period from October 1, 1998 (October 1, 1998=100) through September 30, 2003.

    The following graph is not to be deemed 'soliciting material' or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 SEPTEMBER 2003

                              [PERFORMANCE GRAPH]

          VITAL SIGNS, INC.    MG GROUP INDEX    NASDAQ MARKET INDEX
1998           100.00              100.00               100.00
1999           124.09              112.50               163.15
2000           162.61              132.89               216.67
2001           188.68              139.57                88.55
2002           184.10              116.89                69.59
2003           181.39              160.07               106.64

                ASSUMES $100 INVESTED ON OCTOBER 1, 1998
                      ASSUMES DIVIDEND REINVESTED
                  FISCAL YEAR ENDING SEPTEMBER 30, 2003

AUDIT FEES AND RELATED MATTERS

    In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the 'Act') and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by the Company's independent accountants, Goldstein, Golub, Kessler, LLP ('GGK') and American Express Tax and Business Services ('TBS'), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

    GGK, certified public accountants, has a continuing relationship with TBS, from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

    Audit Fees. Audit fees billed or expected to be billed to Vital Signs, Inc. by GGK for the audit of the financial statements included in Vital Sign's Annual Report on Form 10-K, and reviews of the financial statements included in Vital Sign's Quarterly Reports on Form 10-Q, for the years ended September 30, 2003 and 2002 totaled approximately $264,000 and $341,000, respectively.

    Audit-Related Fees. The Company was billed $0 and $0 by GGK and TBS for the fiscal years ended September 30, 2003 and 2002, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption Audit Fees above.

    Tax Fees. The Company was billed an aggregate of $62,000 and $35,000 by TBS for the fiscal years ended September 30, 2003 and 2002, respectively, for tax services, principally advice regarding the preparation of income tax returns, the routine examination by the Internal Revenue Service of our 1997, 1998 and 1999 Federal tax returns, tax advice and planning services related to income tax returns.

    All Other Fees. The Company was billed an aggregate of $189,000 and $189,000 by GGK for the fiscal years ended September 30, 2003 and 2002, respectively, for permitted non-audit services, principally services related to the litigation filed by Joseph Bourgart, a former chief financial officer of the Company, described in Note 16 of our Consolidated Financial Statements contained in out Annual Report on Form 10-K for the year ended September 30, 2003 and accounting services related to our public offering (which was subsequently discontinued) in fiscal 2002, as well as advice on various other accounting topics during both of these years.

    Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company's principal accountant.

    Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We did not rely on this exemption at any time since the Sarbanes-Oxley Act was enacted.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    GGK has been selected by the Board of Directors to audit and report on the Company's financial statements for the fiscal year ending September 30, 2004. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders. GGK audited the Company's financial statements for more than the past five years.

OTHER MATTERS

    At the time that this proxy statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

    If a shareholder of the Company wishes to have a proposal included in the Company's proxy statement for the 2005 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices by December 10, 2004 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2005 Annual Meeting.

    If a shareholder desires to bring business before the 2005 Annual Meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the shareholder must follow procedures outlined in the Company's by-laws in order to personally present the proposal at the 2005 Annual Meeting. A copy of these procedures is available upon request from the Secretary of the Company.

    One of the procedural requirements in the Company's by-laws is timely notice in writing of the business that the shareholder proposes to bring before the 2005 Annual Meeting. Notice of business proposed to be brought before the 2005 Annual Meeting or notice of a proposed nomination to the Board of Directors must be received by the Secretary of the Company no earlier than 120 days prior to the date of the 2005 Annual Meeting and no later than the later of the 90th day before the date of the 2005 Annual Meeting or the tenth day after the Company publicly announces the date of the 2005 Annual Meeting.

                                          By Order of the Board of Directors

                                          Jay Sturm, Secretary

Dated: April 9, 2004

    A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2003, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE BY CONTACTING THE COMPANY BY TELEPHONE AT 973-790-1330 OR BY WRITING TO: INVESTOR RELATIONS, VITAL SIGNS, INC., 20 CAMPUS ROAD, TOTOWA, NEW JERSEY 07512.

                                                                      APPENDIX 1

                               VITAL SIGNS, INC.

                          NOMINATING COMMITTEE CHARTER

PURPOSES OF THE NOMINATING COMMITTEE

    The purposes of the Nominating Committee are:

     to consider proposals made by shareholders and others to nominate specific individuals to the board of directors of Vital Signs, Inc. (the 'Company');

     to identify qualified individuals for membership on such board (the 'Board') ; and

     to recommend to the Board the director nominees for election at each annual meeting of shareholders and at each other meeting of shareholders at which directors are to be elected.

MEMBERSHIP OF THE NOMINATING COMMITTEE

    The Nominating Committee:

     shall consist of not less than three members of the Board, the exact number to be established by the Board from time to time;

     shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company; and

     shall consist solely of members who are appointed by, and who may be removed by, the Board.

CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS

    Each individual nominated by the Nominating Committee to serve on the Board of Directors shall, in the Nominating Committee's opinion, satisfy the following criteria (the 'Minimum Criteria') together with such other criteria as shall be established by the Nominating Committee:

     such nominee shall satisfy any legal requirements applicable to members of the Board;

     such nominee shall have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

     such nominee shall have a reputation in the Company's industry for honesty and ethical conduct;

     such nominee shall have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and

     such nominee shall have experience, either as a member of the board of directors of another public or private corporation or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

PROCEDURES TO BE FOLLOWED WITH RESPECT TO THE SUBMISSION OF NAMES FOR CONSIDERATION BY THE NOMINATING COMMITTEE

    The following procedures (the 'Minimum Procedures') shall be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board. A nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such notice shall set forth as to each person whom the proponent proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the Minimum Criteria and any Additional Criteria (as defined below) established by the Nominating Committee.

    In the event that a director is to be nominated at a special meeting of shareholders or is to be elected by the Board, the Nominating Committee shall develop procedures designed to conform, as nearly as practicable, to the procedures applicable to elections of Board members at annual meetings.

    The Nominating Committee may, but shall not be required to, develop other procedures (the 'Additional Procedures') designed to supplement the Minimum Procedures.

PROCESSES TO BE FOLLOWED IN CONSIDERING CANDIDATES

    Candidates to serve on the Board shall be identified from such sources as shall be available to the Nominating Committee, including without limitation recommendations made by shareholders.

    There shall be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process shall include (i) a review of the information provided to the Nominating Committee by the proponent,
(ii) a review of reference letters from at least two sources determined to be reputable by the Nominating Committee and (iii) a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

DUTIES OF THE NOMINATING COMMITTEE

    The Nominating Committee shall:

     determine whether other criteria (the 'Additional Criteria'), beyond the Minimum Criteria, should apply in nominating members of the Board, such Additional Criteria to reflect, at a minimum, all applicable laws, rules, regulations and listing standards applicable to the Company, and take into account a potential candidate's experience, areas of expertise and other factors relative to the overall composition of the board of directors;

     determine whether the Minimum Procedures should be supplemented with Additional Procedures relating to the information to be submitted to the Nominating Committee regarding prospective candidates;

     annually review the size, composition and needs of the Board and make recommendations to the Board;

     recommend to the Board the director nominees for election at the next annual meeting of shareholders;

     consider and recommend candidates for appointment to the Board to the extent vacancies arise between annual meetings of shareholders;

     consider director candidates submitted by shareholders and other third-parties, in accordance with the Minimum Procedures and any Additional Procedures adopted by the Nominating Committee; and annually review the Nominating Committee charter and recommend to the Board any changes it deems necessary or desirable.

MEETINGS OF THE NOMINATING COMMITTEE

    The Nominating Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year. At the discretion of the chairperson of the Nominating Committee, but at least once each year for all or a portion of a meeting, the members of the Nominating Committee shall meet in executive session, without any members of management present.

ADDITIONAL AUTHORITY OF THE NOMINATING COMMITTEE

    The Nominating Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

                                                                      APPENDIX 2

                               VITAL SIGNS, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent accountants.

    The Company recognizes that management, including the Company's financial staff, as well as the Company's outside auditors have more time, knowledge and detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certifications as to the outside auditor's work.

ORGANIZATION

     The Audit Committee shall be appointed annually by the Board of Directors.

     The Audit Committee shall be composed of at least three, but not more than five, independent directors.

     Only independent directors may be members of the Audit Committee. The determination of whether a director is an independent director shall be based on applicable regulatory definitions.

     At least one member of the Audit Committee shall be a financial expert based on criteria set forth in the applicable regulations.

     One of the members of the Audit Committee shall serve as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee.

    In meeting its responsibilities, the committee shall:

GENERAL

     Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

     Meet at least 4 times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

     Report committee actions to the Board of Directors with such recommendations, as the committee may deem appropriate.

     Review and consider updates to the committee's charter.

     Perform such other functions assigned by law, the Company's charter or bylaws or the Board of Directors.

     Meet with the Chief Financial Officer, the independent accountants, and other members of management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

     Engage independent counsel and other professionals, to the extent the Audit Committee determines necessary to carry out its duties.

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INTERNAL CONTROLS AND RISK ASSESSMENT

     Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.

     Consider and review with management, the independent accountants and the Chief Financial Officer:

      -- The effectiveness of or weakness in the Company's internal controls including computerized information system control and security, the overall control environment and accounting and financial controls.

      -- Any related significant findings and recommendations of the independent accountants and finance staff together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

     Review with the Chief Financial Officer and the independent accountants the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

     Discuss with the Company's independent public accountants, and the Chief Financial Officer, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

     Review and adopt the attached Charter for Internal Audit Function of the Company.

FINANCIAL REPORTING

     Review filings with the SEC and other agencies containing the Company's financial statements, including annual and interim reports and press releases, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     Review with management and the independent accountants at the completion of the annual examination:

      --  The Company's annual financial statements and related footnotes.

      --  The independent accountant's audit of the financial statements.

      -- Any significant changes required in the independent accountants' audit plan.

      -- Any serious difficulties or disputes with management encountered during the course of the audit.

      -- The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

      -- Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

      --  Review and approve the Company's accounting principles.

     Assess internal processes for determining and managing key financial statement risk areas.

INDEPENDENT AUDITOR

     Retain the independent accountants to be nominated, and review the discharge of the independent accountants.

     Approve the scope and approach of the annual audit with the independent accountants.

     Assess the independent auditor's process for identifying and responding to key audit and internal control risks.

                                       19




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     Review the independent auditor's identification of issues and business and financial risks and exposures, including any disputes with management.

     Confirm the independence of the independent auditor, including a review of the nature of all services and related fees provided.

     Approve the retention of the independent auditors for any non-audit services.

COMPLIANCE WITH LAWS AND REGULATIONS

     Review the Company's process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

     Review with the Company legal matters that may have a material impact on the Company's operations and the financial statements.

     Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

     Establish procedures for the anonymous submission by employees regarding questionable accounting or auditing matters.

                                       20




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                     CHARTER FOR INTERNAL AUDIT FUNCTION OF

                               VITAL SIGNS, INC.

PURPOSE:

    Internal audit is a function established to independently examine and evaluate the activities of the Company as a service to the Audit Committee of the Board of Directors of the Company in particular and to management in general. It is a control, which functions by examining and evaluating the adequacy and effectiveness of internal controls. To this end, Internal audit will furnish the Audit Committee and management with analysis, summaries and recommendation concerning the system of disclosure controls and system of internal; controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

RESPONSIBILITY:

    Internal audit responsibility is to review the policies, procedures and management controls of the Company to ensure that the activities are properly managed and to promote effective controls at reasonable cost. In discharging the responsibility, Internal audit shall:

     Review systems and operations to assess the extent to which organizational objectives are achieved and the adequacy of controls over activities leading to such achievement;

     Evaluate the relevance, reliability and integrity of management and financial information;

     Appraise utilization of resources with regard to economy, efficiency and effectiveness;

     Assess the means of safeguarding assets and verify their existence;

     Ascertain the extent of compliance with established policies, procedures and instructions;

     Recommend improvements in procedures and systems to prevent waste, extravagance and fraud;

     Advise on appropriate systems of controls and other accounting and operational matters in a consulting capacity;

     Draw attention to any failure to take remedial action; and

     Carry out any ad hoc appraisals, inspections, investigations, examinations or reviews requested by the Audit Committee or by senior management.

DUTIES:

    Subject to the approval of the Audit Committee, Internal Audit is authorized to:

     Decide on the nature, scope and timing of the audits;

     Enter all premises of the Company and have access to and inspect all documents and records;

     Require any officer of the Company to supply such information and explanations as may be needed; and

     Have discussions with line managers and employees of the Company at any reasonable time.

REPORTING:

    Subject to the overall guidelines and policies of the Audit Committee, Internal Audit shall be solely responsible for the planning, implementation and reporting of internal audits. For this purpose, Internal Audit shall:

     Prepare an annual audit plan and budget in consultation with management for submission to the Audit Committee for approval;

     Conduct the audits in an effective, professional and timely manner;

     Report to management as soon as practical on completion of each audit;

     Report quarterly to the Audit Committee on the performance of the Company during the period.

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                                                                      APPENDIX 3

                                      PROXY

                               VITAL SIGNS, INC.

             THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY
                             THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2004

     The shareholder of Vital Signs, Inc. (the "Company") whose signature appears on the reverse side hereof hereby appoints Fred Schiff, Jay Sturm and Richard Feigel, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Tuesday, May 4, 2004, at 10:00 a.m. local time, or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD'S NOMINEES FOR DIRECTOR.

     The proposals set forth on the reverse side are more fully described in the Vital Signs, Inc. Notice of Annual Meeting and Proxy Statement (the Proxy Statement).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                               ANNUAL MEETING OF SHAREHOLDERS OF

                                                       VITAL SIGNS, INC.

                                                          May 4, 2004

                                                   Please date, sign and mail
                                                     your proxy card in the
                                                   envelope provided as soon
                                                          as possible.

                             Please detach along perforated line and mail in the envelope provided.

-------------------------------------------------------------------------------------------------------------------------------
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-------------------------------------------------------------------------------------------------------------------------------
1.   ELECTION OF DIRECTORS (for the terms described in the       2.   The transaction of such other business as may properly
     Proxy Statement): (to be elected by the holders of Common        come before the meeting, and any adjournment thereof. The
     Stock):                                                          Board is not currently aware of any such business.

                               NOMINEES:                         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED
                                                                 TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY
[ ] FOR ALL NOMINEES           [ ] David H. MacCallum            TIME PRIOR TO ITS USE.
                               [ ] Richard L. Robbins
[ ] WITHHOLD AUTHORITY         [ ] George A. Schapiro
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)

                               The Board of Directors
                               Recommends a Vote "FOR
                               ALL NOMINEES".

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish to withhold,
             as shown here: [X]
--------------------------------------------------------------





--------------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the
address space above. Please note that changes to the       [ ]
registered name(s) on the account may not be submitted
via this method.
--------------------------------------------------------------

                         --------------------        ---------                            -------------------        ----------
Signature of Shareholder                       Date:            Signature of Shareholder                       Date:
                         --------------------        ---------                            -------------------        ----------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.






                            STATEMENT OF DIFFERENCES

The section symbol shall be expressed as...................................'SS'